EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CIT Group Inc. of our report dated May 10, 2002, relating to the consolidated financial statements of Tyco Capital Holding, Inc., which appears in the Current Report on Form 8-K of CIT Group Inc. dated July 10, 2002.

/s/ PricewaterhouseCoopers LLP

 PricewaterhouseCoopers LLP
New York, New York
July 24, 2002